UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2021

CA Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39947	85-3469820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Summer Street Suite 200

Boston, MA 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 314-3901

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	CAHCU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	CAHC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	CAHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 28, 2021, CA Healthcare Acquisition Corp (“CAH”) held a special meeting of stockholders (“Meeting”), which was called to approve the proposals relating to the entry into and consummation of the Agreement and Plan of Merger, dated as of April 6, 2021, as amended pursuant to the Amendment to the Agreement and Plan of Merger, dated August 19, 2021, as further amended pursuant to the Second Amendment to the Agreement and Plan of Merger, dated August 27, 2021 (the “Merger Agreement”), by and among CAH, LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“LumiraDx”), and LumiraDx Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx (“Merger Sub”) . An aggregate of 7,187,501 shares of CAH’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of September 1, 2021, were represented in person or by proxy at the Meeting.

CAH’s stockholders voted on the following proposals at the Meeting, each of which was approved:

(1) Proposal No. 1 — The Merger Proposal — to consider and approve the merger of Merger Sub, a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx, with and into CAH, with CAH being the surviving corporation in the merger (“Merger”), pursuant to the Merger Agreement. The following is a tabulation of the votes with respect to this proposal, which was approved by CAH’s stockholders:

For	Against	Abstain
9,417,185	726,946	100

Holders of an aggregate of 7,675,569 shares of CAH’s Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, or an aggregate of approximately $76.8 million.

(2) Proposal No. 2 — The Charter Proposals –to consider and approve the following material differences between the constitutional documents of LumiraDx that will be in effect upon the closing of the Merger and CAH’s current certificate of incorporation:

a. The name of the new public entity will be “LumiraDx Limited” as opposed to “CA Healthcare Acquisition Corp;”

b. The authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the subdivision of each LumiraDx ordinary share and each LumiraDx common share into such number of LumiraDx ordinary shares and LumiraDx common shares (as applicable) calculated in accordance with the terms of the Merger Agreement at the LumiraDx Conversion Factor (being 1.60806264:1) to achieve an exchange ratio in the Merger of one LumiraDx common share for each CAH share, (1) 1,769,292,966 LumiraDx ordinary shares with a par value (to seven decimal places) of $0.0000028 per LumiraDx ordinary share, (2) 1,769,292,966 LumiraDx common shares with a par value (to seven decimal places) of $0.0000028 per LumiraDx common share and (3) undesignated shares of such class or classes (however designated) as the board of directors of LumiraDx may determine, as opposed to CAH having 110,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock;

c. The new public entity has two classes of shares, being the LumiraDx common shares and the LumiraDx ordinary shares, such that each holder of LumiraDx common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LumiraDx ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share;

d. The new public entity shall have two classes of directors, other than LumiraDx’s co-founders, serving staggered terms with the terms of the Class I and Class II directors expiring at the annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years thereafter, in each case; and

e. The new public entity’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time):

For	Against	Abstain
9,290,954	853,177	100

Item 7.01. Regulation FD Disclosure.

On September 28, 2021, CAH issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1.

The foregoing (including the information presented in Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The submission of the information set forth in this Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1, which is provided solely in connection with Regulation FD.

Item 8.01. Other Events.

Holders of an aggregate of 7,675,569 shares of CAH's Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, or an aggregate of approximately $76.8 million. Accordingly, LumiraDx has agreed to waive CAH's obligation to satisfy the $65 million minimum cash condition contained in section 7.3 of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated September 28, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA Healthcare Acquisition Corp.

By:	/s/ Larry J. Neiterman
	Name:	Larry J. Neiterman
	Title:	Chief Executive Officer

Dated: September 28, 2021